Exhibit 10.2

AMENDMENT NO. 2 TO

EXECUTIVE EMPLOYMENT CONTRACT

This Amendment to the Executive Employment Contract is made as of October 15, 2024, by and between Applied Digital Corporation (the “Employer”) and David Rench (the “Employee”), effective as of October 15, 2024 (the “Effective Date”).

WITNESSETH:

WHEREAS, the Employer and the Employee entered into an Executive Employment Contract on November 1, 2021, as amended September 5, 2023 (as amended, the “Agreement”);

WHEREAS, the Employer and the Employee desire to amend the Agreement to reflect a change in the Employee’s title;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Paragraph 3 of the Agreement is hereby amended and restated to read as follows:

“The Employer agrees to employ the Employee as the Chief Administrative Officer of the Employer for 40 hours per week.”

2.	All other terms and conditions of the Agreement shall remain in full force and effect, except as expressly modified herein.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

APPLIED DIGITAL CORPORATION		DAVID RENCH

By:	/s/ Wes Cummins	/s/ David Rench
Name:	Wes Cummins
Title:	CEO